UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – OCTOBER 09, 2008

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

     740 Saint-Maurice Street
Suite 102, Montreal, Quebec, Canada
H3C 1L5
(Address of principal executive offices)

(514) 876-3907
     (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

     Effective as of October 09, 2008, we entered into a Consulting Agreement (the “Agreement”) to provide us with consulting services relating to management, advisement, strategic planning, marketing and investor and shareholder services.

     The Agreement has a one year term, and for its services Lakeview will be receiving one million restricted shares of our common stock. Our Board of Directors has ratified the execution of the Agreement as of October 28, 2008.

Item 3.02: Unregistered Sales of Equity Securities.

     On November 11, 2008, we issued one million restricted shares of common stock to Lakeview Consulting LLC (“Lakeview”) pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Lakeview is a sophisticated investor in that it is knowledgeable about our business, was furnished with the same information that could be found in a Form S-1 registration statement, is able to read and understand the information furnished, and is able to read and understand financial statements.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.47	Consulting Agreement by and between Ecolocap Solutions Inc. and Lakeview Consulting
LLC dated as of October 09, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: November 11, 2008

ECOLOCAP SOLUTIONS INC.

By:	CLAUDE PELLERIN
Name: Claude Pellerin
Title: Secretary